CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-203184, 333-132624, and 333-170515) of TransAct Technologies Incorporated of our report dated March 16, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut March 16, 2017